Exhibit 10.30

This JOINT OPERATING AGREEMENT (the “Agreement”) is made on the 14th day of July, 2020 (the “Effective Date”) and is entered into by and between:

(1)	THE PARTNERS STEM CELL CENTRE (PSCC) LTD., (“PSCC”), located at 72-74 Collins Avenue, Nassau, The Bahamas,

AND

(2)	VITRO DIAGNOSTICS, INC., D/B/A VITRO BIOPHARMA (“Vitro Biopharma”), located at 4621 Technology Drive, Golden, CO 80403, USA.

WHEREAS, PSCC and Vitro Biopharma collaborated to obtain provisional approval by the National Stem Cell Ethics Committee (NSCEC) in the Commonwealth of The Bahamas for a patient-sponsored clinical trial entitled “Vitro Biopharma Allogeneic Mesenchymal Stem Cell Therapy of Musculoskeletal Conditions” to be conducted at PSCC, and

WHEREAS, both parties to this Agreement desire to partner together to begin enrolling patients and completing the clinical trial protocol, and

WHEREAS, PSCC is located at The Medical Pavilion Bahamas, which is situated at 72-74 Collins Avenue, Nassau, The Bahamas.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto do hereby covenant and agree as follows:

1.	DELIVERABLES TO BE PROVIDED BY VITRO BIOPHARMA

For the duration of this Agreement, Vitro Biopharma shall be responsible for the following deliverables (the “Vitro Biopharma Deliverables”):

a.	AlloRx™ Stem Cells are umbilical cord derived MSCs produced by Vitro Biopharma’ s proprietary technology. AlloRx™ stem cells and the expansion medium used for cell culture, MSC-GroTM have been used in several clinical studies of osteoarthritis, neurodegenerative and autoimmune diseases including multiple sclerosis as detailed in the IRB Application to the NSCEC (Appendix A). Both manufacturing SOPs/SOis and quality control testing of AlloRx™ are described in the IRB application. These cells are produced in a highly regulated cGMP manufacturing facility at its corporate headquarters in Golden, CO. Vitro Biopharma is certified to ISO 9001 & ISO13485. Vitro Biopharma also operates a CUA-certified clinical diagnostic laboratory as well.

b.	Vitro Biopharma warrants its manufacturing to be in compliance with cGMP (Current Good Manufacturing Practices) ISO 9001 & ISO 13485 Standards for the duration of this agreement and agrees to be audited by PSCC or designated representative on a pre-arranged inspection basis.

c.	MSCs for use in “Vitro Biopharma Allogeneic Mesenchymal Stem Cell Therapy of Musculoskeletal Conditions” clinical trial. Vitro Biopharma is solely responsible for providing its AlloRx™ Stem Cells as needed to support the full execution of the above-referenced clinical trial. This supply provision includes FDA-compliant delivery of AlloRx™ Stem Cells to PSCC, transport of cells via liquid nitrogen dry shipper equipped with data logging capabilities, including live data acquisition, records retention, verification of receipt and proper storage. Onsite storage at PSCC will be in liquid nitrogen dewar vessels approved by Vitro Biopharma. Vitro Biopharma shall provide the on-site liquid nitrogen dewars and train PSCC personnel regarding storage, quality control and deployment procedures as may be needed to execute this clinical trial. Each new shipment of AlloRx™ Stem Cells shall include a COA document substantially as provided in Appendix B.

d.	Marketing Expenses. These are a responsibility of Vitro Biopharma.

e.	Clinical management of adverse events occurring greater than 72-hours following stem cell transplant.

2.	DELIVERABLES TO BE PROVIDED BY PSCC

For the duration of this Agreement, PSCC shall be responsible for the following deliverables (the “PSCC Deliverables”):

a.	PSCC shall be responsible for management of all clinical aspects of the trial including execution of the informed consent document (See Appendix A), initial office visit to ensure compliance with acceptance/exclusion criteria and absence of contra-indications, deployment of stem cells through designated consultants qualified to perform intra-articular guided injections and other required cellular deployment procedures, follow-up procedures to assess injection-related adverse events within 72 hours of injection and appropriate clinical interventions.

b.	PSCC shall also perform lot specific QC testing and execution of protocols needed to assess storage and maintenance of cryogenic storage conditions that maintain AlloRx™ Stem Cell viability.

c.	PSCC will also execute protocols to prepare AlloRx™ Stem Cells for injection into patients based on training and consultation with Vitro Biopharma staff members.

3.	JOINT RESPONSIBILITIES:

For the duration of this Agreement, both PSCC and Vitro Biopharma shall be jointly responsible for ensuring that the following occurs:

a.	Submission of application materials to gain full IRB approval. Vitro Biopharma shall deliver the required documentation for final IRB approval in conjunction with PSCC.

b.	Clinical Trial Management Services. PSCC and Vitro Biopharma will collaborate to achieve this task. Each partner will provide a respective designated project manager for this trial and arrange for necessary communication between project managers to ensure timely completion of required duties.

c.	Collaboration with Vitro Biopharma to assess patient safety and efficacy.

d.	Reporting Clinical Trial Results to the NSCEC.

4.	FINANCIAL ASPECTS OF THE AGREEMENT:

a.	Supply Of Materials: $1500 per patient per indication to Vitro Biopharma.

b.	Clinical Aspects of the Trial:

1.	PSCC Fees & Consultation: $2,000 per patient per indication

11.	Deployment Fees & Consultation: See Appendix C hereto: $665 to $1,100 depending on exact nature of the deployment procedure including required injection guidance procedures, joint to be injected, etc. These fees will be shared between PSCC and deployment professionals, at the discretion of PSCC.

m.	PSCC Coordination And Oversight: $400/Patient/Indication/Session.

1v.	PSCC Use of Interventional Suite for Cases Requiring Fluoroscopy: $1,500/Patient/Hour Inclusive of Special Supportive Staff & Supplies.

v.	Consultation with In Sok Yi, MD. Vitro Biopharma shall assume this responsibility.

c.	Marketing Costs: $2,000 per patient per indication to Vitro Biopharma.

d.	Trial Management Fees: $2,000 per patient per indication to Vitro Biopharma.

e.	Total General Costs for Patients: $8,500 to $9,000 depending on the deployment procedure, Not Inclusive Of Fluoroscopic Guidance Requiring Use of the Cath Lab Suite, as above at 4.b.iv.

f.	Finance Options: TBD.

5.	TERM AND TERMINATION:

a.	Term: The term of this agreement shall commence from the Effective Date and shall continue for a period of three years from such date. Thereafter, this agreement shall be renewed in successive three-year terms, unless otherwise terminated according to provision 5b. below.

b.	Termination: This Agreement may be terminated by either party giving to the other party not less than thirty (30) days’ notice in writing (or such shorter notice as the parties may agree to accept); provided that either party may terminate this Agreement forthwith by notice taking immediate or subsequent effect if PSCC or Vitro Biopharma:

1.	has committed a breach of any of the terms or conditions of this Agreement and the !RB-approved clinical trial (see Appendix A hereto) and where such breach is capable of remedy shall not have remedied such breach within thirty (30) days after service of notice by the other party requiring the same to be remedied;

11.	shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction, amalgamation or merger on terms previously approved in writing by the other party) or have a receiver or its equivalent in any jurisdiction appointed over all or any of its assets;

iii.	completes a transaction that results in a change of its control.

For the purposes hereof, a “change of control” shall mean a transaction which results in either

1.	a sale of all or substantially all of its assets,
11.	the sale of equity securities representing more than 50% of the total issued and outstanding equity securities of the relevant party or
111.	any transaction or series of transactions which have the equivalent effect of any of the foregoing.

Termination of this Agreement shall be without prejudice to any claims or rights which either of the parties hereto may have by reason of any breach of the other party’s obligations and, without prejudice to the generality of the foregoing, any indemnity provisions and provisions limiting the liabilities of either party shall survive termination of this Agreement.

6.	CONFIDENTIALITY:

Both parties have entered into a confidentiality agreement dated April 4, 2018 and intend that all provisions of this confidentiality agreement remain in force, without modification, throughout the term of this agreement. Both parties reaffirm their commitment to jointly pursue this agreement while maintaining and expanding their own intellectual property and business interests. The provisions of this clause 6 of this Agreement shall survive the termination of this Agreement.

7.	ALTERATION OF THIS AGREEMENT:

This Agreement may be altered, amended or restated by an agreement in writing signed by each party hereto. Such alterations, amendments or restatements must be agreed to by both parties and are to be fully binding on the parties hereto.

8.	REPRESENTATIONS AND WARRANTIES:

a.	PSCC hereby represents and warrants to Vitro Biopharma as follows:

1.	PSCC is duly incorporated and validly existing in good standing under the laws of The Bahamas and has power to carry on its business as it is now being conducted.

11.	PSCC has the requisite corporate power to execute deliver and perform its obligations hereunder and all necessary corporate and other action has been taken to authorize the execution delivery and performance of the same.

111.	PSCC is in possession of the required permits and licenses to provide the PSCC Deliverables in the manner contemplated by this Agreement.

1v.	This Agreement constitutes or will, when executed, constitute valid and legally binding obligations of PSCC, enforceable in accordance with its terms subject to bankruptcy, insolvency, liquidation, reorganization or other principles of general application affecting the rights of creditors and to general principles of equity.

b.	Vitro Biopharma hereby represents and warrants to Vitro Biopharma as follows:

1.	Vitro Biopharma is duly incorporated and validly existing in good standing under the laws of Colorado, one of the States of the United States of America, and has power to carry on its business as it is now being conducted.

11.	Vitro Biopharma has the requisite corporate power to execute deliver and perform its obligations hereunder and all necessary corporate and other action has been taken to authorize the execution delivery and performance of the same.

111.	Vitro Biopharma is in possession of the required permits and licenses to provide the Vitro Biopharma Deliverables in the manner contemplated by this Agreement.

1v.	This Agreement constitutes or will, when executed, constitute valid and legally binding obligations of Vitro Biopharma, enforceable in accordance with its terms subject to bankruptcy, insolvency, liquidation , reorganization or other principles of general application affecting the rights of creditors and to general principles of equity.

9.	LIABILITY:

EITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING BUT OT LIMITED TO LOSS OF PROFITS OR REVENUES) RESULTING OR ARISING FROM ANY BREACH OF THIS AGREEMENT REGARDLESS OF WHETHER SUCH CLAIMS FOR DAMAGES OR OTHER RELIEF IS BASED ON BREACH OF WARRANTY OR OTHER CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY UNLESS SUCH BREACH IS DUE TO FRAUD, WlLLFUL DEFAULT OR GROSS NEGLIGENCE.

10.	CONFLICT RESOLUTION AND GOVERNING LAW:

a.	This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of The Bahamas and the parties

b.	The parties hereto agree that any dispute will be exclusively resolved by arbitration in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules (the “Rules”) in force on the date when the notice of arbitration is submitted in accordance with such Rules. The seat of the arbitration will be Nassau, The Bahamas.

11.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

12.	FORCE MAJEURE:

a.	The parties hereto shall not be responsible for the loss of or damage to any other party or property in the possession of such party or for any failure to fulfil its duties hereunder if such loss damage or failure is caused by or directly or indirectly due to war damage, enemy action, the act of any government or other competent authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, lock-out, strike, failures of communication or power supply or other cause whether similar or not beyond the control of such party (each a “Force Majeure Event”) provided that the party shall use all reasonable efforts to minimize the effects of the same.

b.	If any party hereto is prevented, hindered or delayed from or in performing any of its obligations hereunder by a Force Majeure Event then:

1.	that party’s obligations under this Agreement shall be suspended for so long as the Force Majeure Event continues and to the extent that party is so prevented, hindered or delayed (provided that, to the extent that any such action is practicable and not in any way prejudicial to such party such party shall use reasonable efforts to minimize the effect of any such Force Majeure Event);

11.	as soon as reasonably practicable after commencement of the Force Majeure Event that party shall notify the other party in writing of the occurrence of the Force Majeure Event, the date of commencement of the Force Majeure Event and the effect of the Force Majeure Event on its ability to perform its obligations under this Agreement;

iii.	as soon as reasonably practicable after the cessation of the Force Majeure Event that party shall notify the other party hereto in writing of the cessation of the Force Majeure Event and shall resume performance of its obligations under this Agreement.

c.	If the Force Majeure Event continues for more than thirty (30) days after the commencement of the Force Majeure Event, either party hereto may terminate this Agreement by giving not less than fifteen (15) days’ written notice to the other party.

13.	NO LICENSE:

Nothing within this agreement shall be considered a license or right to any property held by either party.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same agreement.

15.	SEVERANCE

If any provision herein shall be determined to be void or unenforceable in whole or in part for any reason whatsoever, such invalidity or unenforceability shall not affect the remaining provisions or any part thereof contained within this Agreement and such void or unenforceable provisions shall be deemed to be severable from any other provision or part thereof herein contained.

16.	NOTICES

Any notice, instruction or other instrument required or permitted to be given hereunder may be delivered during normal business hours, by hand delivery, facsimile transmission or email, to the parties at the following addresses or such other address as may be notified by either party from time to time:

If to PSCC:

The Partners Stem Cell Centre Ltd.

72 - 74 Collins Avenue Nassau,

The Bahamas

Telephone: 1-242-502-9676

Attention: Dr. Conville S. Brown

Email Address: DrConvilleBrown@gmail.com OR ConvilleBrown@TMP-Bahamas.com

If to Vitro Biopharma:

Vitro Diagnostics, Inc. 4621 Technology Drive Golden,

CO 80403, USA.

Telephone: 1-303-550-2778

Attention: Dr. Jim Musick, PhD.

Email Address: Jim@vitrobiopharma.com

In the absence of earlier receipt, any such notice, instruction or other instrument shall be deemed to have been served, in the case of hand delivery, upon delivery, in the case of facsimile transmission, on completion of transmission when the sender receives confirmation of transmission or if sent by email , when the dispatch of the e-mail is confirmed by appearing in the “Sent Items” mailbox of the sender unless notice of failure to reach the recipient is received by the sender within twenty four (24) hours. However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. An automated response to a notice or document sent by e-mail indicating that the intended recipient is out of office is to be treated as proof that the notice or document was not delivered.

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IN WITNESS WHEREOF, the parties have executed this Joint Operating Agreement for Operations of Vitro Biopharma and PSCC as of the day and year first above written. The undersigned hereby warrant that they are authorized to bind their respective parties to the terms and conditions specified herein.

VITRO DIAGNOSTICS, INC.

By:	/s/ James R. Musick
Name:	Dr. James R. Musick, PhD.
Title:	President and Chief Executive Officer

THE PARTNERS STEM CELL CENTRE LTD.

By:	/s/ Conville S. Brown
Name:	Dr. Conville S. Brown, MD.
Title:	President and Chief Executive Officer